                                                                    Exhibit 11.1



                    INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                               Three Months Ended                            Twelve Months Ended
                                                  September 30,                                 September 30,
Basic:                                2000           1999           1998             2000           1999            1998
                                   ---------      ---------      ---------         ---------      ---------      ---------
Weighted average number of
 common shares                     9,426,068      7,802,991      6,484,184         8,829,182      6,969,090      6,443,433
Income from Continuing
 Operations                            $0.08          $0.13          $0.05             $0.42          $0.43          $0.27
Income from Discontinued
 Operations                            $0.00          $0.00          $0.01             $0.01          $0.03          $0.04
Income on Disposal of
 Discontinued Segment                  $0.04          $0.00          $0.00             $0.04          $0.00          $0.00
                                   ---------      ---------      ---------         ---------      ---------      ---------
Net Income                             $0.12          $0.13          $0.06             $0.47          $0.46          $0.31

Diluted:
Weighted average number of
 common shares                     9,598,615      8,331,158      6,980,166         9,283,546      7,422,601      6,882,933
Income from Continuing
 Operations                            $0.08          $0.12          $0.05             $0.40          $0.40          $0.25
Income from Discontinued
 Operations                            $0.00          $0.00          $0.01             $0.01          $0.03          $0.04
Income on Disposal of
 Discontinued Segment                  $0.04          $0.00          $0.00             $0.04          $0.00          $0.00
                                   ---------      ---------      ---------         ---------      ---------      ---------
Net Income                             $0.12          $0.12          $0.06             $0.45          $0.43          $0.29

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